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                                                                   Exhibit 23(b)


                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


        As independent public accountants, we hereby consent to the use in the Form 10-KSB of Alaska Apollo Resources Inc. (File No. 0-12185) for the fiscal year ended December 31, 1997, of our report dated March 26, 1998, on the consolidated financial statements and schedules of Alaska Apollo Resources Inc. and Subsidiary Companies at December 31, 1997. We also consent to all references to us in such Form 10-KSB, including references to us as experts.


                                                Kraft, Rothman, Berger, Grill
                                                Schwartz & Cohen


                                                By  /s/ Bernard Kraft
                                                   ---------------------------
                                                   Bernard Kraft, C.A.
Markham, Ontario
April 15, 1998